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
                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands Except Per Share Amounts)

                                                       Three Months Ended
                                                             June 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Net income from continuing operations                $   5,528      $   4,354

Discontinued operations:
  Net income (loss) from operations                         36           (248)
  Net loss on disposal                                  (1,540)           -
                                                     ---------      ---------
Total net income                                     $   4,024      $   4,106
                                                     =========      =========

Weighted average number of shares issued             9,101,968      9,008,008

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                421,229        241,552
                                                     ---------      ---------
Common and common equivalent shares                  9,523,197      9,249,560
                                                     =========      =========

Income per common share:
  Continuing operations                                   $.58           $.47
  Discontinued operations:
     Net income (loss) from operations                     -            (0.03)
     Net loss on disposal                                (0.16)           -
                                                     ---------      ---------
  Total                                                  $0.42          $0.44
                                                     =========      =========

                                                         Six Months Ended
                                                             June 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Net income from continuing operations                $  10,251      $   7,954

Discontinued operations:
  Net income (loss) from operations                         71           (203)
  Net loss on disposal                                  (1,540)           -
                                                     ---------      ---------
Total net income                                     $   8,782      $   7,751
                                                     =========      =========

Weighted average number of shares issued             9,091,099      8,792,663

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                393,255        220,041
                                                     ---------      ---------
Common and common equivalent shares                  9,484,354      9,012,704
                                                     =========      =========

Income per common share:
  Continuing operations                                  $1.08          $0.88
  Discontinued operations:
     Net income (loss) from operations                    0.01          (0.02)
     Net loss on disposal                                (0.16)           -
                                                     ---------      ---------
  Total                                                  $0.93          $0.86
                                                     =========      =========

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
                                                                  Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                       Three Months Ended
                                                             June 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Net income from continuing operations                $   5,528      $   4,354
Discontinued operations:
  Net income (loss) from operations                         36           (248)
  Net loss on disposal                                  (1,540)           -
                                                     ---------      ---------
Total net income                                     $   4,024      $   4,106
                                                     =========      =========

Weighted average number of shares issued             9,101,968      9,008,008
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher             431,697        250,250
                                                     ---------      ---------
Fully diluted shares                                 9,533,665      9,258,258
                                                     =========      =========

Income per common share:
  Continuing operations                                   $.58           $.47
  Discontinued operations:
     Net income (loss) from operations                      -           (0.03)
     Net loss on disposal                                (0.16)           -
                                                     ---------      ---------
  Total                                                  $0.42          $0.44
                                                     =========      =========

                                                         Six Months Ended
                                                             June 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Net income from continuing operations                $  10,251      $   7,954
Net interest expense from convertible notes                -               59
                                                     ---------      ---------
  Adjusted net income from continuing operations        10,251          8,013

Discontinued operations:
  Net income (loss) from operations                         71           (203)
  Net loss on disposal                                  (1,540)           -
                                                     ---------      ---------
Total adjusted net income                            $   8,782      $   7,810
                                                     =========      =========

Weighted average number of shares issued             9,091,099      8,792,663
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher             439,091        250,060
Dilutive effect of assumed conversion of
  notes outstanding                                        -          209,517
                                                     ---------      ---------
Fully diluted shares                                 9,530,190      9,252,240
                                                     =========      =========

Income per common share:
  Continuing operations                                   $1.08         $0.87
  Discontinued operations:
     Net income (loss) from operations                       -          (0.03)
     Net loss on disposal                                 (0.16)          -
                                                     ----------     ---------
  Total                                                   $0.92         $0.84
                                                     ==========     =========